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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-39642 and 333-68032) and Form S-8 filings (File Nos. 333-62891, 333-63430, 333-76254 and 333-86161) of Amkor Technology,
Inc. of our following reports:

- dated January 15, 2000 relating to the financial statements of Amkor Technology Korea, Inc., which appears in this Form 10-K, as amended

- dated January 18, 2002 relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiary which appears in this current report on form 8-K.


Samil Accounting Corporation

Seoul, Korea
April 23, 2002